Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado

We consent to the incorporation by reference in the registration statement on Form S-8 (pertaining to the Rentech, Inc. 2009 Incentive Award Plan) of our report dated December 14, 2008 relating to the consolidated financial statements of Rentech, Inc. appearing in the annual report on Form 10-K of Rentech, Inc. for the year ended September 30, 2008, as amended by Amendment No. 1 on Form 10-K/A.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
May 28, 2009